As submitted to the Securities and Exchange Commission on December 13, 2024

Registration No. 333-274404

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 12

TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YOUXIN TECHNOLOGY LTD

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1005, 1006, 1007, No. 122 Huangpu Avenue West,

Tianhe District, Guangzhou, Guangdong Province

People’s Republic of China

Tel: +86 13631357745

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal

Executive Offices)

Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 Tel: +1 (302) 738-6680 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Alexander W. Powell Jr., Esq. Benming Zhang, Esq. Kaufman & Canoles P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 Tel: +1 (804) 771-5700	Spencer G. Feldman, Esq. Dakota J. Forsyth, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 Tel: +1 (212) 451-2300

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Youxin Technology Ltd is filing this Amendment No. 12 to its registration statement on Form F-1 (File No. 333-274404) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBIT INDEX

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Memorandum and Articles of Association
3.2***	Second Amended and Restated Memorandum of Association
3.3***	Second Amended and Restated Articles of Association
4.1***	Registrant’s Specimen Certificate for Ordinary Shares
4.2***	Form of Underwriter’s Warrant
5.1***	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.1***	Opinion of Jingtian & Gongcheng regarding certain PRC tax matters (included in Exhibit 99.1)
8.2***	Opinion of Kaufman & Canoles, P.C. regarding certain U.S. federal income tax matters
10.1***	Employment Agreement with Shaozhang Lin
10.2***	Employment Agreement with Xirui Guo
10.3***	English translation of the Guangxi Yousen Share Transfer Agreement between Shaozhang Lin, Jinhou Sun, Weizhao Feng and Guangzhou Youxin Technology Co., Ltd.
10.4***	English translation of the Guangxi Yousen Share Transfer Agreement Guangzhou Youxin Technology Co., Ltd, and Shaofen Lin
10.5***	English translation of Share Transfer Agreement between Shareholders of Guangzhou Youxin Technology Co., Ltd. with WFOE.
10.6***	English translation of Share Transfer Agreement between Shareholders of Guangzhou Youxin Technology Co., Ltd. with Songshuibang Smart Technology Co., Ltd.
10.7***	English translation of Service Agreement with Tencent Cloud Computing (Beijing) Co., Ltd.
10.8***	English translation of Service Agreement with Ali Cloud Computing Co., Ltd.
10.9***	English translation of Service Agreement with CICC Financial Technology Changsha Co., Ltd.
10.10***	English translation of Service Agreement with Beijing Jiujia Communication Technology Co., Ltd.
10.11***	Form of Indemnification Agreement between the Registrant and its directors and officers
10.12***	English translation of Cooperation Agreement for Software Development between Guangzhou Youxin Technology Co., Ltd. and Guangzhou Huitou Information Technology Co., Ltd.
10.13***	English translation of contract for the Sale of Dealer Management System between Guangzhou Youxin Technology Co., Ltd. and top customer
10.14***	English translation of contract for ordering Youxin Social New Retail System Technical Services to a customer
14.1***	Code of Business Conduct and Ethics of the Registrant
21.1***	List of Subsidiaries
23.1**	Consent of Marcum Asia CPAS, LLP
23.2***	Consent of Ogier (included in Exhibit 5.1)
23.3***	Consent of Jingtian&Gongcheng (included in Exhibit 99.1)
23.4***	Consent of Kaufman & Canoles, P.C. (included in Exhibit 8.2)
24.1***	Power of Attorney (included on signature page to this filing of the Registration Statement on Form F-1)
99.1***	Opinion of Jingtian & Gongcheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
99.2***	Consent of China Insights Consultancy
107***	Filing Fee Table

***	Previously filed
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Guangzhou, China, on December 13, 2024.

Youxin Technology Ltd

By:	/s/ Shaozhang Lin
Mr. Shaozhang Lin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaozhang Lin	Chief Executive Officer (Principal Executive Officer)	December 13, 2024
Name: Shaozhang Lin

/s/Xirui Guo	Chief Financial Officer (Principal Financial Officer)	December 13, 2024
Name: Xirui Guo

/s/ Jinhou Sun	Chairman of the Board of Director	December 13, 2024
Name: Jinhou Sun

/s/Richard Wee Yong Seow	Independent Director	December 13, 2024
Name: Richard Wee Yong Seow

/s/ Qing Gao	Independent Director	December 13, 2024
Name: Qing Gao

/s/ Edward C. Ye	Independent Director	December 13, 2024
Name: Edward C. Ye

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Youxin Technology Ltd, has signed this registration statement or amendment thereto in Newark, Delaware on December 13, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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